EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of International Automated Systems, Inc., (the “Company”) on 10-KSB/A for the year ended June 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Neldon Johnson President, and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 21, 2006	/s/ Neldon Johnson
Neldon Johnson
President, Chief Executive Officer